AGREEMENT made as of _______________   between  GENERAL  DATACOMM
INDUSTRIES, INC., a Delaware corporation having offices at Park Road Extension, Middlebury, Connecticut ("Grantor") and ______________ ("Optionee").

                                   WITNESSETH:

      WHEREAS, Grantor is desirous of inducing Optionee to remain a director of the Grantor,


     NOW THEREFORE, the Grantor hereby grants the Optionee Stock Options to purchase common stock of the Grantor on the following terms and conditions:

l. OPTION. The Grantor hereby grants to the Optionee the option to purchase up to ________ shares of common stock, par value l0 cents per share, of the Grantor, to be issued upon the exercise hereof, fully paid and non-assessable, during the following periods.

(a) No shares may be purchased prior to the expiration of twelve (12) months from the date of this option (unless otherwise authorized by the Board of Directors) or after ten (10) years from the date thereof.

(b)    All or any part of       shares may be purchased during the period
       commencing               and terminating at 5:00 p.m. on

(c)    All or any part of       shares may be purchased during the period
       commencing               and terminating at 5:00 p.m. on

(d)    All or any part of       shares may be purchased during the period
       commencing               and terminating at 5:00 p.m. on

2.   PURCHASE PRICE.  The purchase price shall be         per share, payable
     in cash or by check (subject to collection) to the Grantor, or in the alternative, payment may be made by delivery of common stock of the Grantor valued at the closing price of such common stock on the New York Stock Exchange on the date of exercise. The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

3. EXERCISE OF OPTION. The Optionee shall notify the Grantor by registered mail addressed to its principal offices as to the number and class of shares which Optionee desires to purchase under the options herein granted, which notice shall be accompanied by payment (by cash, check or stock of the Grantor as above provided) of the option price therefore as specified in paragraph 2 above. As soon as possible thereafter the Grantor shall, at its principal office, tender to Optionee certificates issued in the Optionee's name evidencing the shares purchased by the Optionee.

4.    OPTION CONDITIONED ON CONTINUED DIRECTORSHIP.

(a) Subject to the provisions of paragraph 5, each of the aforesaid options shall terminate and be void if the Optionee is not a director of the Grantor on the date in which such option is first exercisable.

(b) Subject to the provisions of paragraph 5, the Optionee shall have the right to purchase the shares as to which the options shall become exercisable only while Optionee is a director of the Grantor, except if the Optionee's directorship has terminated for any reason other than death or disability, the options may be exercised to the extent that they are exercisable upon the effective date of such termination, at any time within three (3) months after the date of termination but in no event after the expiration of the last option herein contained, provided if Optionee is removed as a director for cause, the options shall immediately terminate.

5.    DIVISIBILITY AND NON-ASSIGNABILITY OF THE OPTIONS.

(a) The Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of shares included therein.

(b) The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and these options, or any of them, shall be exercisable during Optionee's lifetime only by the Optionee.

(c) In the event of the Optionee's death while a director of the Grantor or within three (3) months of the termination of Optionee's directorship [unless such removal was for cause Optionee's estate, or any person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee, shall have the right at any time within a period of one (1) year after the Optionee's death, but not after ten (10) years from the date hereof, to exercise this option to the extent of the following schedule:

     TIME FROM GRANTING OF OPTION               PERCENTAGE EXERCISABLE

     From          To the End of

     1 day            12 mos.                         100%
     after 12 mos.                                    100%

(d) In the event of the Optionee's permanent and total disability while a director of the Grantor, the Optionee shall have the right at any time within a period of one (1) year after cessation of Optionee's directorship, but not after ten (10) years from the date hereof, to exercise this option to the extent of the above schedule. For this purpose, the Optionee shall be considered permanently and totally disabled if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Optionee shall not be considered permanently and totally disabled unless Optionee furnishes proof of the existence thereof in such form and manner and at such times as a committee appointed by the Chairman of the Board of Grantor may require. The Optionee agrees that said committee's determination as to whether the Optionee is permanently and totally disabled shall be final and absolute, and not subject to question by the Optionee, a representative of the Optionee, or the Grantor.

(e) In the event the Grantor enters into a merger agreement with an unaffiliated third party or is merged into or consolidated into or with any such third party or agrees to sell all or substantially all of its assets to any such third party, or there is a tender offer by any such third party seeking to acquire a majority of the Grantor's outstanding shares of capital stock entitled to vote in the election of directors, or there is a "Change of Control" of the Grantor, or the Optionee is removed or otherwise terminated by reason of not being renominated or reelected as a director upon the expiration of Optionee's term as a director, then the Optionee shall be entitled to exercise all of the options granted herein. As used herein the term "Change of Control" shall mean any date when a majority of the Board of Directors of the Grantor shall not consist of a majority of the directors of Grantor on the date of this option agreement.

6. STOCK AS INVESTMENT. By accepting this option the Optionee agrees for the Optionee, Optionee's heirs and legatees that unless the shares have been registered under the Securities Act of 1933, as amended, any and all shares purchased hereunder shall be acquired for investment and not for distribution, and upon the issuance of any or all of the shares subject to the option granted hereunder, the Optionee, or Optionee's heirs or legatees receiving such shares, shall deliver to the Grantor a representation in writing that such shares are being acquired in good faith for investment and not for distribution. Grantor may place a "stop transfer" order with respect to such shares with its transfer agent and place an appropriate restrictive legend on the stock certificate unless such shares are registered.

7. RESTRICTION ON ISSUANCE OF SHARES. The Grantor shall not be required to issue or deliver any certificate for shares of its capital stock purchased upon the exercise of this option:

(a) prior to the admission of such shares to listing on any stock exchange on which the stock may at that time be listed and, in the event of the exercise of this option with respect to any shares of stock subject hereto, which are not so listed, the Grantor shall make prompt application for such listing;

(b) unless the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; or

(c) unless the shares with respect to which the option is being exercised have been registered under the Securities Act of 1933, as amended, or are exempt from registration.

8.  ADJUSTMENT OF SHARES.

(a) If additional shares of common stock are issued by the Grantor pursuant to a stock split or stock dividend in excess of 5% in any one fiscal year of the Grantor, the number of shares of common stock then covered by each option granted herein shall be increased proportionately with no increase in the total purchase price of the shares then so covered. In the event that the shares of common stock of the Grantor are reduced at any time by a combination of shares, the number of shares of common stock then covered by each option granted herein shall be reduced proportionately with no reduction in the total price of the shares then so covered. If the Grantor shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Grantor shall be sold or exchanged,the Optionee shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his option, the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by this option. No option adjustment shall be made for stock dividends or stock splits which are not in excess of 5% in any one fiscal year (even though the cumulated total of such stock dividends over the life of an option may be in excess of 5%), cash dividends or the issuance to stockholders of the Company of rights to subscribe for additional common stock or other securities.

(b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of an option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares.

9. NO RIGHTS IN OPTION STOCK. Optionee shall have no rights as a stockholder in respect of shares as to which the option shall not have been exercised and payment made as herein provided and shall have no rights with respect to such shares not herein provided.

10. BINDING EFFECT. Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives and assigns.

11. JURISDICTION OF DISPUTES. The appropriate Federal or State Courts of or located in the State in which the Grantor has its principal executive offices shall have exclusive jurisdiction of all disputes arising under this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                GENERAL DATACOMM INDUSTRIES, INC.

                                By:
                                    -----------------------------------------
                                    Charles P. Johnson, Chairman of the Board

Signed:
        --------------------------
         First/Middle/Last Name


Total Shares:
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